Exhibit 99.1

Ensco plc 6 Chesterfield Gardens London, England W1J 5BQ www.enscoplc.com	Press Release

Ensco plc Reports First Quarter 2011 Results

Pride Acquisition Announced
Ensco Ranked #1 in Total Customer Satisfaction
ENSCO 8503 Commences Drilling for Tullow in French Guiana
ENSCO 7500 Contracted with Petrobras in Brazil
Two Ultra-Premium Harsh Environment Jackups Ordered
$2.5 Billion Senior Notes Offering Completed

    London, England, 20 April 2011 … Ensco plc (NYSE: ESV) reported diluted earnings per share from continuing operations of $0.45 for first quarter 2011, compared to $1.12 per share in first quarter 2010.  There were no discontinued operations in first quarter 2011.  Earnings from discontinued operations in first quarter 2010 were $0.21 per share that included a $34 million pre-tax gain from the sale of two jackup rigs.  Diluted earnings per share were $0.45 in first quarter 2011, compared to $1.33 per share in first quarter 2010.

    Chairman, President and Chief Executive Officer Dan Rabun stated, “Our planned acquisition of Pride International is on track and we look forward to realizing the benefits of the combination for customers, employees and shareholders.  We successfully completed our debt offering to fund the cash portion of the acquisition and have commenced integration planning to ensure a smooth transition.”

    Mr. Rabun added, “During the quarter we were honored to be ranked first among offshore drilling contractors in total customer satisfaction by EnergyPoint Research, an independent research firm that measures customer satisfaction in the global oilfield. We earned top scores in eleven separate categories.  This recognition validates the commitment of our employees who serve our customers around the world each and every day.”

    Chief Operating Officer Bill Chadwick commented, “Ensco has a long-established strategy of high-grading our fleet by investing in new equipment.  During the first quarter, we ordered two ultra-premium harsh environment jackups and secured options for two additional rigs of the same design with similar terms. The new jackup rigs will be capable of operating in water depths up to 400' and their unique design will significantly increase the area of operability in the Central North Sea and other harsh environment regions.”

    Mr. Chadwick added, “ENSCO 8503 successfully commenced drilling operations in French Guiana with Tullow under a sublet agreement and we contracted ENSCO 7500 with Petrobras in Brazil.  Our rig crews in the U.S. Gulf of Mexico are performing extremely well and ENSCO 8501 has commenced operations under the first post-moratoria new deepwater well permit approved by regulators.”

    Revenues in first quarter 2011 were $362 million, compared to $449 million a year ago. Jackup segment revenues decreased $55 million and deepwater segment revenues declined $32 million.

    Total operating expenses in first quarter 2011 increased 10% to $281 million, from $255 million last year. Contract drilling expense grew 5%. Depreciation expense rose by 15% driven by growth in the deepwater segment. General and administrative expense was $30 million, compared to $21 million in first quarter 2010, primarily due to increases in professional fees related to the Pride International acquisition.

Segment Highlights

     Deepwater
     Deepwater segment revenues were $98 million in first quarter 2011, down from $130 million a year ago. Revenue for ENSCO 7500 declined year to year since the rig was in a shipyard during first quarter 2011, but operated during first quarter 2010. This revenue decline was partially offset by the addition of new ultra-deepwater rigs to the fleet. In first quarter 2011, the average day rate was $304,000 and utilization was 77%, down from $411,000 and 99%, respectively, a year ago.

Continued Ensco plc Press Release

     Contract drilling expense was $41 million in first quarter 2011, down from $45 million in first quarter 2010. The decrease was primarily due to lower expenses for ENSCO 7500 while in the shipyard, offset in part by the addition of ENSCO 8502 and ENSCO 8503 to the fleet.

     Total Jackup Segments
     Revenues from the jackup fleet totaled $263 million in first quarter 2011, down from $318 million a year ago. The decline was primarily due to a seven percentage point decrease in utilization to 72% and a $15,000 decline in the average day rate to $97,000.  Contract drilling expense increased 10% year to year, mostly due to the acquisition of ENSCO 109 in July 2010.

	First Quarter

	Deepwater			Total Jackup Segments			Reconciling Items		Consolidated Total
($ in millions)	2011	2010	Chng	2011	2010	Chng	2011	2010	2011	2010	Chng

Revenues	$98.2	$130.4	-25%	$263.3	$318.2	-17%	$--	$--	$361.5	$448.6	-19%
Operating expenses
Contract drilling	40.9	45.0	-9%	150.7	137.4	10%	--	--	191.6	182.4	5%
Depreciation	16.3	9.8	66%	42.8	41.6	3%	0.4	0.3	59.5	51.7	15%
General and administrative	--	--	--	--	--	--	30.1	20.6	30.1	20.6	46%
Operating income (loss)	$41.0	$ 75.6	-46%	$ 69.8	$139.2	-50%	$(30.5)	$(20.9)	$ 80.3	$193.9	-59%

    Ensco will conduct a conference call at 10:00 a.m. Central Time (4:00 p.m. London time) on Thursday, 21 April 2011 to discuss first quarter 2011 results. The call will be webcast live at www.enscoplc.com. Interested parties also may listen to the call by dialing (800) 314-5962 (Conference ID 50159104). It is recommended that participants call five to ten minutes before the scheduled start time.

    A replay of the conference call will be available by telephone two hours after the completion of the call, through 28 April 2011 by dialing (800) 642-1687 (Conference ID 50159104). A transcript of the call and access to the replay or MP3 download will be available at www.enscoplc.com in the Investors Section.

    Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. Ensco recently earned the top rating for overall customer satisfaction in the leading independent survey conducted by EnergyPoint Research with #1 rankings in eleven separate categories.  To learn more about Ensco, please visit our website at www.enscoplc.com.  Ensco plc is an English limited company (England No. 7023598) with its registered office and corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.

    Statements contained in this press release that state the Company's or management's intentions, plans, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

    Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements about the Company’s intention to acquire Pride International, Inc., the contemplated smooth transition, high-grading the rig fleet by investing in new equipment, capabilities of the new jackup rigs, and commencement of drilling with ENSCO 8501.  Forward-looking statements also include statements regarding future operations, market conditions, industry trends or conditions and the overall business environment; statements regarding future levels of, or trends in, utilization, day rates, revenues, operating expenses, contract backlog, capital expenditures, financing and funding; statements regarding future rig construction (including construction in progress and completion thereof), enhancement, upgrade or repair and timing thereof; statements regarding future delivery, mobilization, contract commencement, relocation or other movement of rigs and timing thereof; statements regarding future availability or suitability of rigs and the timing thereof; and statements regarding the likely outcome of litigation, legal proceedings, investigations or insurance or other claims and the timing thereof.

Continued Ensco plc Press Release

    Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) changes in U.S. or non-U.S. laws, including tax laws, that could effectively reduce or eliminate the benefits we expect to achieve from the December 2009 reorganization of the Company's corporate structure (the "redomestication"), adversely affect our status as a non-U.S. corporation or otherwise adversely affect our anticipated consolidated effective income tax rate, (ii) regulatory or legislative activity that would impact U.S. Gulf of Mexico operations, potentially resulting in claims of a force majeure situation under our drilling contracts, (iii) an inability to realize expected benefits from the redomestication, (iv) the impact of the Macondo well incident in the U.S. Gulf of Mexico upon future deepwater and other offshore drilling operations in general, and as respects current and future actual or de facto drilling permit and operations delays, moratoria or suspensions, new and future regulatory, legislative or permitting requirements (including requirements related to equipment and operations), future lease sales, laws and regulations that have or may impose increased financial responsibility and oil spill abatement contingency plan capability requirements and other governmental activities that may impact deepwater and other offshore operations in the U.S. Gulf of Mexico in general, and our existing drilling contracts for ENSCO 8500, ENSCO 8501, ENSCO 8502, ENSCO 8503 and our U.S. Gulf of Mexico jackup rigs in particular, (v) industry conditions and competition, including changes in rig supply and demand or new technology, (vi) risks associated with the global economy and its impact on capital markets and liquidity, (vii) prices of oil and natural gas and their impact upon future levels of drilling activity and expenditures, (viii) worldwide expenditures for oil and natural gas drilling, (ix) further declines in drilling activity, which may cause us to idle or stack additional rigs, (x) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (xi) concentration of our rig fleet in premium jackups, (xii) concentration of our active ultra-deepwater semisubmersible drilling rigs in the U.S. Gulf of Mexico, (xiii) cyclical nature of the industry, (xiv) risks associated with offshore rig operations or rig relocations, (xv) inability to collect receivables, (xvi) availability of transport vessels to relocate rigs, (xvii) the ultimate resolution of the pending ENSCO 69 litigation and related package policy political risk insurance recovery, (xviii) changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xix) operational risks, including excessive unplanned downtime due to rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular, (xx) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xxi) risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our remaining three ENSCO 8500 Series® rig construction contracts and the two new jackup rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xxii) changes in the dates new contracts actually commence, (xxiii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xxiv) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xxv) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxvi) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxvii) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same, (xxix) our ability to attract and retain skilled personnel, (xxx) governmental action and political and economic uncertainties, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation under our drilling contracts, (xxxi) terrorism,  military action or civil unrest impacting our operations, assets or financial performance in general and as respects recent events in the Middle East and North Africa in particular, (xxxii) outcome of litigation, legal proceedings, investigations or insurance or other claims, (xxxiii) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative instruments, (xxxiv) potential long-lived asset or goodwill impairments, (xxxv) the ability to consummate the proposed merger with Pride, including the receipt of necessary shareholder approvals of both parties, (xxxvi) failure, difficulties and delays in obtaining regulatory clearances and approvals for the proposed merger with Pride, (xxxvii) failure, difficulties and delays in achieving expected synergies and cost savings associated with the proposed merger with Pride, or (xxxviii) failure, difficulties and delays in meeting conditions required for closing set forth in the Pride merger agreement, (xxxix) consummation of financing for additional borrowing capacity after the transaction, and (xl) other risks as described from time to time as Risk Factors in the Company’s SEC Filings.

    Moreover, the United Kingdom Parliament, Her Majesty's Revenue and Customs, the United States Congress or the Internal Revenue Service may enact new statutory or regulatory provisions that could adversely affect our status as a non-U.S. corporation or otherwise adversely affect our anticipated consolidated effective income tax rate. Retroactive statutory or regulatory actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application.

    Copies of SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3015 or by referring to our website at www.enscoplc.com. All information in this press release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company’s expectations.

Additional Information

In connection with the proposed acquisition of Pride International, Inc., Ensco has filed a registration statement including a preliminary joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, 214-397-3015, or Investor Relations, Pride International, 5847 San Felipe Street, Suite 3300, Houston, TX 77057, 713-917-2020. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Continued Ensco plc Press Release

Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco's proxy statement relating to its 2011 Annual General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on 5 April 2011 and 1 April 2010, respectively. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies' security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

Investor and Media Contact:	Sean O'Neill
Vice President
214-397-3011

6

ENSCO PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

OPERATING REVENUES	$361.5	$448.6

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	191.6	182.4
Depreciation	59.5	51.7
General and administrative	30.1	20.6
	281.2	254.7
OPERATING INCOME	80.3	193.9

OTHER INCOME, NET	2.2	3.1
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	82.5	197.0

PROVISION FOR INCOME TAXES	17.0	35.0

INCOME FROM CONTINUING OPERATIONS	65.5	162.0

DISCONTINUED OPERATIONS, NET	--	29.6

NET INCOME	65.5	191.6

NONCONTROLLING INTERESTS	(0.9)	(1.8)

NET INCOME ATTRIBUTABLE TO ENSCO	$ 64.6	$189.8

EARNINGS PER SHARE - BASIC
Continuing operations	$ 0.45	$ 1.12
Discontinued operations	--	0.21
	$ 0.45	$ 1.33
EARNINGS PER SHARE - DILUTED
Continuing operations	$ 0.45	$ 1.12
Discontinued operations	--	0.21
	$ 0.45	$ 1.33

NET INCOME ATTRIBUTABLE TO ENSCO SHARES - BASIC AND DILUTED	$ 63.6	$187.4

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	141.2	140.7
Diluted	141.4	140.8

ENSCO PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,432.1	$1,050.7
Accounts receivable, net	269.3	214.6
Other	183.8	171.4
Total current assets	3,885.2	1,436.7

PROPERTY AND EQUIPMENT, NET	5,259.1	5,049.9

GOODWILL	336.2	336.2

OTHER ASSETS, NET	184.6	228.7

	$9,665.1	$7,051.5

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$ 452.3	$ 331.8
Short-term debt	2,462.9	--
Current maturities of long-term debt	17.2	17.2
Total current liabilities	2,932.4	349.0

LONG-TERM DEBT	240.1	240.1

DEFERRED INCOME TAXES	350.0	358.0

OTHER LIABILITIES	150.7	139.4

TOTAL EQUITY	5,991.9	5,965.0

	$9,665.1	$7,051.5

ENSCO PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

OPERATING ACTIVITIES
Net income	$ 65.5	$ 191.6
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation expense	59.5	51.7
Gain on disposal of discontinued operations, net	--	(29.2)
Other	4.8	33.1
Changes in operating assets and liabilities	(4.6)	(87.5)
Net cash provided by operating activities of continuing operations	125.2	159.7

INVESTING ACTIVITIES
Additions to property and equipment	(131.0)	(167.5)
Proceeds from disposal of discontinued operations	--	94.7
Other	0.5	0.2
Net cash used in investing activities	(130.5)	(72.6)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,462.8	--
Cash dividends paid	(50.2)	(3.5)
Financing costs	(25.5)	--
Other	(0.5)	(1.3)
Net cash provided by (used in) financing activities	2,386.6	(4.8)

Effect of exchange rate changes on cash and cash equivalents	0.1	(0.5)

Net cash provided by operating activities of discontinued operations	--	6.2

INCREASE IN CASH AND CASH EQUIVALENTS	2,381.4	88.0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,050.7	1,141.4

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,432.1	$1,229.4

ENSCO PLC AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

			Fourth
	First Quarter		Quarter
	2011	2010	2010

Utilization(1)

Deepwater	77%	99%	67%

Asia Pacific(3)	72%	75%	69%
Europe and Africa	54%	68%	75%
North and South America(4)	86%	93%	84%
Total jackups	72%	79%	75%

Total	72%	80%	74%

Average day rates(2)

Deepwater	$304,220	$411,090	$294,905

Asia Pacific(3)	94,625	116,888	104,242
Europe and Africa	127,617	141,032	127,683
North and South America(4)	84,060	88,098	82,591
Total jackups	96,766	111,706	102,235

Total	$118,447	$138,684	$117,987

(1)
Rig utilization is derived by dividing the number of days under contract by the number of days in the period.  Days under contract equals the total number of days that rigs have earned a day rate, including days associated with compensated downtime and mobilizations.  For newly constructed or acquired rigs, the number of days in the period begins upon commencement of drilling operations for rigs with a contract or when the rig becomes available for drilling operations for rigs without a contract.

(2)
Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues and lump sum revenues, by the aggregate number of contract days, adjusted to exclude contract days associated with certain mobilizations, demobilizations, shipyard contracts and standby contracts.

(3)	ENSCO I, the only barge rig in our fleet, is currently cold-stacked in Singapore and has been excluded from rig utilization and average day rates for our Asia Pacific operating segment.
(4)	ENSCO 69 has been excluded from rig utilization and average day rates for our North and South America operating segment during the period the rig was controlled and operated by Petrosucre, a subsidiary of Petróleos de Venezuela S.A., the national oil company of Venezuela (January 2009 - August 2010).